UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 31, 2015

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
Pursuant to the Agreement and Plan of Reorganization and Merger entered into between First Merchants Corporation and Ameriana Bancorp on June 26, 2015 (the “Merger Agreement”), First Merchants Corporation (“First Merchants”) filed Articles of Merger with the Secretary of State of Indiana to complete its previously announced acquisition of Ameriana Bancorp through the merger of Ameriana Bancorp with and into First Merchants (the “Merger”), effective as of 11:58 p.m. (Eastern) on December 31, 2015.
As of the effective time of the Merger, each share of outstanding Ameriana Bancorp common stock, $1.00 par value per share, was converted into the right to receive 0.9037 shares of First Merchants common stock, $0.125 stated value per share.
Immediately following the Merger, Ameriana Bank, a wholly owned subsidiary of Ameriana Bancorp, merged with and into First Merchants Bank, National Association, a wholly owned subsidiary of First Merchants, with First Merchants Bank surviving the merger and continuing its corporate existence.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description of Exhibit.

2.1
Agreement and Plan of Reorganization and Merger between First Merchants Corporation and Ameriana Bancorp dated as of June 26, 2015 (attached as Exhibit 2.1 to First Merchants Corporation’s Form 8-K filed on June 29, 2015 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Dated: December 31, 2015